SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

November 21, 2002

COCA-COLA BOTTLING CO. CONSOLIDATED
(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza, Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

(704) 557-4400
(Registrant’s telephone number, including area code)

Item 5.  Other Events

On November 14, 2002, Coca-Cola Bottling Co. Consolidated (the “Company”) agreed to sell $150,000,000 aggregate principal amount of its 5.00% Senior Notes due 2012 (the “Notes”) in a public offering through Salomon Smith Barney Inc., Wachovia Securities, Inc. and SunTrust Capital Markets, Inc. (collectively, the “Underwriters”) pursuant to an Underwriting Agreement dated as of November 14, 2002 by and among the Company and Salomon Smith Barney Inc. as Representative of the several underwriters named therein. The closing of the sale of the Notes occurred earlier today. The Notes are registered on a Registration Statement on Form S-3 (Registration No. 333-71003) as filed with the Securities and Exchange Commission. Final versions of the Underwriting Agreement and the form of the Notes are filed herewith.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements. Not applicable.

(b)  Pro Forma Financial Information. Not applicable.

(c)  Exhibits. The following exhibits are being filed herewith:

1.1	Underwriting Agreement, dated as of November 14, 2002, by and among the Company and Salomon Smith Barney Inc. as Representative of the several underwriters named therein.

4.1	Form of 5.00% Senior Note Due 2012

5.1	Opinion of Kennedy Covington Lobdell & Hickman, L.L.P.

12.1	Computation of Ratio of Earnings to Fixed Charges

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED (REGISTRANT)

Date: November 21, 2002	BY:	/s/ David V. Singer
David V. Singer Principal Financial Officer of the Registrant and Executive Vice President and Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, DC

EXHIBITS

CURRENT REPORT
ON
FORM 8-K

Date of Event Reported:	Commission File No:
November 21, 2002	0-9286

COCA-COLA BOTTLING CO. CONSOLIDATED

EXHIBIT INDEX

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement, dated as of November 14, 2002, by and among Coca-Cola Bottling Co. Consolidated and Salomon Smith Barney Inc. as Representative of the several underwriters named therein.

4.1	Form of 5.00% Senior Note Due 2012

5.1	Opinion of Kennedy Covington Lobdell & Hickman, L.L.P.

12.1	Computation of Ratio of Earnings to Fixed Charges